UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550
McLean, VA 22102
(Address of principal executive offices, including zip code)

(571)730-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.	Other Events.

     On January 30, 2015, Lightbridge Corporation (the “Company”) received notification from the NASDAQ Listing Qualifications department that the Company had failed to maintain a minimum market value of listed securities of $35,000,000 over the previous 30 consecutive business days as required for continued listing by The NASDAQ Capital Market as set forth in NASDAQ Listing Rule 5550(b)(2). Further information regarding this notice was disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2015.

     On April 7, 2015, the Company received notification from the NASDAQ Listing Qualifications department that since January 30, 2015, the Company reported stockholders’ equity of $5,399,568 in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014. As a result, the Company has demonstrated compliance with the alternative continued listing requirement of $2.5 million in stockholders’ equity, and this matter is now closed.

     On April 13, 2015, the Company issued a press release announcing that it had regained compliance with the NASDAQ Listing Rules. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Other Events.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 13, 2015

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Date: April 13, 2015	By:	/s/ Seth Grae
SETH GRAE

Chief Executive Officer